UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

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THE HANOVER INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07- Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (“THG”) held its annual meeting of shareholders on May 14, 2013.  At that meeting, THG’s shareholders elected (i) Michael P. Angelini and Neal F. Finnegan to serve as directors until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified; and (ii) P. Kevin Condron and Frederick H. Eppinger to serve as directors until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified.  THG’s shareholders also (x) approved an advisory vote on executive compensation, and (y) ratified the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2013.  The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael P. Angelini	35,034,364	413,102	64,002	2,329,380
P. Kevin Condron	34,306,585	1,142,420	62,463	2,329,380
Frederick H. Eppinger	35,119,989	328,281	63,198	2,329,380
Neal F. Finnegan	35,340,805	107,376	63,287	2,329,380

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

33,833,622	1,570,885	106,961	2,329,380

Item 3 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained

37,277,855	494,301	68,692

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    The Hanover Insurance Group, Inc.
                       (Registrant)

Date: May 14, 2013	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President,
General Counsel